Exhibit 4.2

BARCLAYS PLC

Officer’s Certificate

In connection with the issuance of $2,000,000,000 aggregate principal amount of 4.836% Fixed Rate Subordinated Notes due 2028 (the “Securities”) of Barclays PLC (the “Company”), I, Miray Muminoglu, hereby certify pursuant to Sections 1.02, 3.01 and 3.03 of the Dated Subordinated Debt Securities Indenture (the “Indenture”), dated as of May 9, 2017, between the Company and The Bank of New York Mellon acting through its London Branch, as Trustee (the “Trustee”), in connection with the request contained in the accompanying Authentication Order of an even date herewith (the “Authentication Order”) that the Trustee authenticate and deliver the Securities as therein provided, as follows:

1. I have read the conditions and any applicable covenants provided for in the Indenture relating to the issuance and authentication and delivery of the Securities, including Sections 1.02, 2.01, 3.01 and 3.03 thereof, and in respect of compliance with which this certificate is being delivered, and the definitions in the Indenture relating thereto;

2. The statements contained in this Certificate are based on my review of the Authentication Order and (i) the minutes of a meeting of the board of directors of the Company held on December 15, 2016 (the “2016 Delegation of Authority”), (ii) the approval of the Group Finance Director of the Company dated February 21, 2017 and (iii) the confirmation by an Authorised Officer (as defined in the 2016 Delegation of Authority) dated May 5, 2017, and pursuant to such resolutions, minutes and approval, I hereby confirm that the form and terms of the Securities (as set forth in Annex A) were established in conformity with the provisions of the Indenture;

3. In my opinion, I have made such examination and investigation as is necessary to enable me to express an informed opinion as to whether or not such conditions and any applicable covenants have been complied with; and

4. I am of the opinion that such conditions and any applicable covenants, and all conditions precedent provided for in the Indenture relating to the request contained in the Authentication Order that the Trustee authenticate and deliver the Securities as therein provided, have been complied with and the form and terms of the Securities have been established in conformity with the provisions of the Indenture.

Dated: May 9, 2017

/s/ Miray Muminoglu
Name:	Miray Muminoglu
Title:	Managing Director, Capital Markets Execution

Signature Page to Officer’s Certificate pursuant to 1.02, 3.01 and 3.03 of the Indenture

Annex A

Form, Price and Terms of the Securities

Title of the Securities:	$2,000,000,000 4.836% Fixed Rate Subordinated Notes due 2028.

Issue Price:	100% of principal amount.

Aggregate Principal Amount:	$2,000,000,000.

Issue Date of Securities:	May 9, 2017.

Maturity Date:	May 9, 2028.

Interest Rate:	4.836% per annum, accruing from May 9, 2017.

Interest Payment Dates:	Every May 9 and November 9 in each year, commencing on November 9, 2017 and ending on the Maturity Date; provided that if any scheduled Interest Payment Date is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date.

Payment at maturity and on redemption:	If the Maturity Date or Redemption Date or date of repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption of the

Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or Redemption Date or date of repayment. Unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the Redemption Date on the Securities or portions thereof called for redemption.

Day Count:	30/360, Following, Unadjusted.

Ranking:

The ranking of the Securities shall be as set forth in Section 12.01 of the Indenture, and the terms Parity Obligations and Junior Obligations therein shall have the meaning set forth below:

“Parity Obligations” means the obligations of the Company (as issuer or borrower, as the case may be) in respect of the 4.375% Fixed Rate Subordinated Notes 2024, the 2.625% Fixed Rate Subordinated Callable Notes 2025 and the 5.20% Fixed Rate Subordinated Notes due 2026 of the Company for the time being outstanding and any other obligations of the Company which rank or are expressed to rank pari passu with any of such obligations; and

“Junior Obligations” means the obligations of the Company (as issuer or borrower, as the case may be) in respect of the 8.25% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the

8.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the 6.50% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the sterling-denominated 7.875% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the U.S. dollar-denominated 7.875% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities and the 7.250% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, for the time being outstanding and any other obligations of the Company which rank or are expressed to rank pari passu with any of such obligations.

No Set-off:	The waiver of set-off provisions set forth in Section 5.04(d) of the Indenture are applicable to the Securities.

Early Redemption at the Option of the Company:	The Securities shall be redeemable on May 7, 2027 pursuant to terms specified in Section 11.08 of the Indenture (the “Optional Redemption”).

Tax Redemption:	The Securities shall also be redeemable pursuant to the terms specified in Section 11.09 of the Indenture (the “Tax Redemption”).

Regulatory Event Redemption:

If there is a change in the regulatory classification of the Securities that occurs on or after the issue date of the Securities and that does, or would be likely to, result in the whole or any part of the outstanding aggregate principal amount of the Securities at any time being excluded from or ceasing to count towards, the Group’s Tier 2 Capital, the Company may, at its option, at any time, redeem the Securities, in whole but not in part, at an amount equal to 100% of their principal amount together with, accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the date fixed for redemption (the “Regulatory Event Redemption”).

“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations (as defined in the Indenture).

Notice of Redemption:	The Optional Redemption, the Tax Redemption and the Regulatory Event Redemption are subject to the notice period and provisions set forth in Sections 11.02 and 11.04 of the Indenture.

Condition to Redemption:	The Optional Redemption, the Tax Redemption and the Regulatory Event Redemption are subject to the conditions set forth in Sections 11.10 and 11.11 of the Indenture.

Subsequent Repurchases:	The provisions of Section 11.12 of the Indenture are applicable to the Securities.

Additional Amounts and FATCA Withholding Tax:	The provisions of Section 10.04 of the Indenture are applicable to the Securities.

U.K. Bail-In Power Acknowledgment:	The provisions of section 13.01 of the Indenture are applicable to the Securities.

Regular Record Dates:	The Business Day immediately preceding each relevant Interest Payment Date (or, if the Securities are held in definitive form, the 15th Business Day preceding each relevant Interest Payment Date).

Denomination:	$200,000 and integral multiples of $1,000 in excess thereof.

Depositary:	The Depository Trust Company.

Initial Holder:	Cede & Co.

Currency of payment of principal, interest and Additional Amounts:	United States Dollars.

Corporate Trust Office:	The Bank of New York Mellon, acting through its London Branch One Canada Square London E14 5AL, United Kingdom.

Place of Payment and Paying Agent:	Corporate Trust Office of the Trustee, London, England. The Bank of New York Mellon, acting through its London Branch.

Section 3.07 of the Indenture:	Section 3.07 of the Indenture shall apply to the Securities.

Form of the Securities:	The Securities will be issued in fully registered form and represented by global notes that will be deposited with The Depository Trust Company on the closing date. Each global note will be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit A.

Prospectus Supplement	The Securities have been offered initially by the Prospectus Supplement dated May 2, 2017.

Definitions:	All capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Indenture.

EXHIBIT A

Exhibit A

Form of Global Note

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Dated Subordinated Debt Securities Indenture, dated as of May 9, 2017 (the “Indenture”) and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture, dated as of May 9, 2017 (the “Officer’s Certificate”).

The rights of the Holder and Beneficial Owner of this Security are, to the extent and in the manner set forth in Section 12.01 of the Indenture subordinated to the claims of other creditors of the Company, and this Security is issued subject to the provisions of that Section 12.01 and the Holder and Beneficial Owner of this Security, by accepting the same, agrees to and shall be bound by such provisions. Such provisions and the terms of this paragraph are governed by, and shall be construed in accordance with, English law. For purposes of this Security, the terms Parity Obligations and Junior Obligations shall have the meaning given to them in the Officer’s Certificate.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority (as those terms are defined in the Indenture) and the provisions set forth in Section 13.01 of the Indenture.

In accordance with Section 14.01 of the Indenture, each Holder and Beneficial Owner of the Securities that acquires the Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions set forth in the Securities and the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the provisions contained in Section 5.03, Section 5.04(d), Section 12.01 and Section 13.01 of the Indenture.

Exhibit A-1

BARCLAYS PLC

$2,000,000,000 4.836% Fixed Rate Subordinated Notes due 2028

No. [●]	$[●]

CUSIP NO. 06738E AW5

ISIN NO. US06738EAW57

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[●] ([●]) on May 9, 2028 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from May 9, 2017 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid semi-annually in arrear on May 9 and November 9 of each year (each, an “Interest Payment Date”), commencing on November 9, 2017 and ending on the Maturity Date, except as otherwise provided herein, at the rate of 4.836% per annum, until the principal hereof is paid or made available for payment.

If any scheduled Interest Payment Date is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the Maturity Date or Redemption Date or date of repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption of the Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or Redemption Date or date of repayment. If the Securities are redeemed, unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the Redemption Date on the Securities called for redemption.

Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed.

The interest will be paid to the Person specified in Section 3.07 of the Indenture. No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more

Exhibit A-2

Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent and the Dated Subordinated Debt Security Registrar for the Securities shall be The Bank of New York Mellon acting through its London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is the office or agency of the Trustee located at said address. The Company may change the Paying Agent or, subject to Section 3.01 of the Indenture, the Place of Payment without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.04(d) of the Indenture and the subordination provisions referenced herein and set forth in Section 12.01 of the Indenture, which shall be governed by and construed in accordance with English law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT COVERED BY THE U.K. FINANCIAL SERVICES COMPENSATION SCHEME OR INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES, THE UNITED KINGDOM OR ANY OTHER JURISDICTION.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: , 2017	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date: , 2017	THE BANK OF NEW YORK MELLON, LONDON BRANCH

As Trustee

By:
Authorized Signatory

Signature Page to Global Note[●]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Dated Subordinated Debt Securities Indenture, dated as of May 9, 2017 (herein called the “Indenture”), between the Company and The Bank of New York Mellon acting through its London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture, dated as of May 9, 2017 (the “Officer’s Certificate”), and reference is hereby made to the Indenture and such Officer’s Certificate, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture and the Officer’s Certificate conflict with this Security, the Officer’s Certificate and the Indenture shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of US$2,000,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

For purposes of this Security:

“Optional Redemption” has the meaning set forth in the Officer’s Certificate;

“Regulatory Event Redemption” has the meaning set forth in the Officer’s Certificate;

“Tax Redemption” has the meaning set forth in the Officer’s Certificate.

The provisions set forth in Section 10.04 of the Indenture are applicable to this Security. In addition, the Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest in the Securities.

Exhibit A-5

The Company may redeem the Securities pursuant to the Optional Redemption, the Regulatory Event Redemption and the Tax Redemption.

The Optional Redemption, the Regulatory Event Redemption and the Tax Redemption are subject to the notice period and provisions set forth in Sections 11.02 and 11.04 of the Indenture and to the conditions set forth in Sections 11.10 and 11.11 of the Indenture.

The Company may repurchase the Securities pursuant to Section 11.12 of the Indenture.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

This Security is subject to the provisions regarding the U.K. Bail-in Power Acknowledgement set forth in Section 13.01 of the Indenture.

If a Winding-Up Event (as defined in the Indenture) occurs, subject to the subordination provisions of Section 12.01 of the Indenture, the principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

If a Non-Payment Event (as defined in the Indenture) occurs, the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company.

The Securities are also subject to the limitation of remedies provisions set forth in Section 5.03 and 5.04 of the Indenture, including the waiver of set-off provisions set forth in Section 5.04(d) of the Indenture, and all the remaining provisions set forth in Article V of the Indenture.

The Securities shall constitute the Company’s direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Exhibit A-6

The Securities are subject to the subordination provisions set forth in Section 12.01 of the Indenture and, for purposes of this Security, the terms Parity Obligations and Junior Obligations shall have the meaning given to them in the Officer’s Certificate.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture as contemplated by Article 9 of the Indenture and the waiver provisions of Article 5.

To the extent required by the Trust Indenture Act, and subject to the subordination provisions set forth in Section 12.01 of the Indenture, but otherwise notwithstanding any other provision in this Security, the Holder of this Security shall have the right to receive (subject to Section 3.07 of the Indenture) payment of any principal of, and interest on, this Security on the Maturity Date (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee. The provisions on registration, transfer, or exchange, of the Securities set forth in Section 3.05 of the Indenture are applicable to the Securities.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.04(d) of the Indenture and the subordination provisions referenced herein and set forth in Section 12.01 of the Indenture, which shall be governed by and construed in accordance with English law.

Exhibit A-7